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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 31, 2001

Northrim BanCorp, Inc. (Exact name of registrant as specified in its charter)
Alaska (State or other jurisdiction of incorporation or organization)	92-0175752 (I.R.S. Employer Identification No.)
3111 C Street, Anchorage, Alaska 99503 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code (907) 562-0062

Item 5. Other Events and Regulation FD Disclosure

        Effective as of the close of business on December 31, 2001, Northrim Bank (the "Bank") became the wholly-owned subsidiary of a new bank holding company, Northrim BanCorp, Inc. (the "Registrant"), via the merger of the Bank with the wholly-owned interim bank subsidiary of Registrant (the "Reorganization"). Pursuant to the Reorganization, shareholders of Bank common stock received one share of Registrant common stock for each share of Bank common stock held. A press release issued in connection with the consummation of the Reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Effective January 14, 2002, Registrant became a reporting company registered under the Securities and Exchange Act of 1934 with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated January 8, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHRIM BANCORP, INC.
DATE: January 15, 2002	BY:	/s/ R. MARC LANGLAND R. Marc Langland Chief Executive Officer

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SIGNATURES